Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-276217 and 333-276466 on Form S-1 and Registration Statement No. 333-271533 on Form S-8 of our report dated April 1, 2024, relating to the financial statements of Interactive Strength, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Morristown, New Jersey

April 1, 2024